UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):      March 3, 2008
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

One Main Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)
Registrant’s telephone number, including area code:      (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statement and Exhibits.
EXHIBIT INDEX
SIGNATURES
EX-99.1 2008 Executive Management Compensation Plan (as amended)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (1) On March 3, 2008, our Compensation Committee adopted a 2008 Executive Management Compensation Plan (the “Plan”) for our executive officers other than our President and CEO (the “Executives”) for fiscal year 2008. Under this plan, we must achieve greater than fifty percent of the Adjusted Operating Profit goal for 2008 approved by our Board of Directors as part of our 2008 Annual Operating Plan before the Executives become eligible to receive any portion of the annual target bonus that is based on their individual bonus goals. In addition, our Senior Vice President of Global Sales and Senior Vice President of Services are eligible to receive quarterly bonuses based on additional goals set forth in their plans, irrespective of whether we achieve our annual Adjusted Operating Profit goal. The amount of the target bonus that will be paid out under the Plan depends on the percentage of each of the listed performance goals that is achieved in 2008. Each of the quantitative corporate goals has a minimum and maximum threshold, and a percentage of the aggregate quarterly or annual target bonus is assigned to each goal. If the goals are exceeded, our Executives are eligible to receive a cash bonus in excess of the target payouts.
     The Compensation Committee also approved base salary and target bonus increases for 2008 for our Chief Financial Officer and our Senior Vice Presidents of Global Sales, Products and Technology and Human Resources which are summarized in the attached exhibit 99.1.
     The above description of the Plan is qualified in its entirety by the plan summary, which is filed as exhibit 99.1 to this current report and incorporated herein by reference.
     (2) Additionally, on March 3, 2008, the Compensation Committee recommended and the Board of Directors subsequently approved amendments to our change of control policy for our Executives. We expect to enter into a Change of Control Agreement with each Executive, which we anticipate will be completed and signed within approximately 30 days.
     Under our Change of Control Policy as amended, if the Executive’s employment is terminated without Cause or the Executive terminates his or her employment for Good Reason within twelve months following the Change of Control:
•	any remaining stock options, restricted stock units and other outstanding stock awards that did not automatically vest upon the Change of Control will immediately vest in full;

•	we will pay to the Executive a lump sum cash payment equal to the Executive’s pro-rated full target bonus for that year (based upon the number of days elapsed in the year as of his or her termination date);

•	the continuation period during which the Executive will receive base salary and health benefits will be extended from six months to twelve months and the Executive will receive his or her full target bonus for that period; and

•	we will provide the Executive with outplacement services.
     The foregoing description of the amendments to our Change of Control Policy does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the Change of Control Agreements, which we expect to file as exhibits to a subsequent periodic report filed with the Securities and Exchange Commission.
     (3) On March 3, 2008, our Compensation Committee approved a one time cash bonus of $15,000 to Barry Clark, our Senior Vice President of Global Sales, for services performed in 2007. This bonus was in addition to the bonus for which Mr. Clark was eligible pursuant to our 2007 Executive Management Compensation Plan.

Item 9.01 Financial Statement and Exhibits.
     (d) Exhibits

Number	Title

99.1	2008 Executive Management Compensation Plan (as amended).

EXHIBIT INDEX

Number	Title

99.1	2008 Executive Management Compensation Plan (as amended).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: March 6, 2008	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer